Exhibit 99.1
Carvana Updates Q3 2023 Outlook Including Increasing Adjusted EBITDA Outlook by Over $75 Million and Provides Insights on Several Fundamental Drivers of Gross Profit Per Unit Improvements

•The Nation’s Largest Online Used Auto Retailer Expects To Achieve Adjusted EBITDA above $75 Million and Non-GAAP Total Gross Profit Per Unit above $5,500 in Q3 20231
•Carvana CFO Presents Updated Outlook and Details Fundamental Gains in Retail and Wholesale GPU During Annual J.P. Morgan Automotive Conference

PHOENIX (August 9, 2023) — Carvana Co. (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced an improved Q3 2023 outlook based on fundamental progress in key business drivers and momentum early in the quarter:

	Initial Q3 2023 Outlook	Updated Q3 2023 Outlook[2]
Adjusted EBITDA	Positive Adjusted EBITDA	Above $75MM Adjusted EBITDA
Non-GAAP Total GPU	Above $5,000	Above $5,500
Non-GAAP SG&A	Similar to Q2 2023	No change from initial outlook
Retail Units	Similar to Q2 2023	No change from initial outlook
“In the first two quarters of 2023, Carvana posted best-ever quarterly GPU and adjusted EBITDA performances, and our continuing performance so far this quarter has led us to raise our Q3 outlook,” said Mark Jenkins, Carvana’s Chief Financial Officer. “Our strong execution is continuing to drive lasting business improvements, including significant fundamental gains in Retail and Wholesale GPU, that will power future results.
The Company discussed its recent progress and improved outlook at the J.P. Morgan Automotive Conference on Wednesday, August 9, 2023. A webcast of the presentation and a copy of the presentation materials focusing on improvements to Retail and Wholesale GPU will be available on the Company’s Investor Relations website.

1 In order to clearly demonstrate Carvana’s progress and highlight the most meaningful drivers within its business, Carvana continues to use forecasted Non-GAAP financial measures (forecasted Non-GAAP total gross profit per unit, Adjusted EBITDA, and Non-GAAP SG&A,) as it looks toward Q3 2023 and beyond. Carvana has not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because it is unable, without making unreasonable efforts, to calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking GAAP financial metrics.
2Outlook assumes a stable securitization market environment, approximately $300-$500 million of loan principal sold above loan principal originated, and no significant impacts from inventory allowance adjustments.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2022 and our Quarterly Reports on Form 10-Q. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Non-GAAP Financial Measures
As appropriate, Carvana supplements its results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with - and discusses forward looking guidance with - certain non-GAAP financial measurements that are used by management, and which Carvana believes are useful to investors, as supplemental operational measurements to evaluate our financial performance. These measurements should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measurements, and such measurements may not be comparable to similarly-titled measurements reported by other companies. Rather, these measurements should be considered as an additional way of viewing aspects of Carvana operations that provide a more complete understanding of its business. Carvana strongly encourages investors to review its consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any one, single financial measurement or communication.
Carvana refers to the following non-GAAP measures in this press release: Adjusted EBITDA, Total gross profit per retail unit, non-GAAP, and SG&A, non-GAAP.
Adjusted EBITDA is defined as net loss plus income tax expense, interest expense, other (income) expense, net, depreciation and amortization in cost of sales and SG&A, share-based compensation including the CEO Milestone Gift in cost of sales and SG&A, and restructuring costs, minus revenue related to Carvana’s Root warrants.
Gross profit, non-GAAP is defined as GAAP gross profit plus depreciation and amortization in cost of sales and share-based compensation including the CEO Milestone Gift in cost of sales, minus revenue related to Carvana’s Root warrants. Total gross profit per retail unit, non-GAAP is Gross profit, non-GAAP divided by retail vehicle unit sales.

SG&A, non-GAAP is defined as GAAP SG&A minus depreciation and amortization in SG&A, share-based compensation including the CEO Milestone Gift in SG&A, and restructuring costs.
Carvana believes that these metrics are useful measures to it and to its investors because they exclude certain financial, capital structure, and non-cash items that it does not believe directly reflects its core operations and may not be indicative of Carvana recurring operations, in part because they may vary widely across time and within its industry independent of the performance of its core operations. Carvana believes that excluding these items enables it to more effectively evaluate its performance period-over-period and relative to its competitors.

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Investor Relations:
Carvana
Mike Mckeever
investors@carvana.com

Media Relations:
Carvana
Kristin Thwaites
press@carvana.com

About Carvana
Carvana (NYSE: CVNA) is an industry pioneer for buying and selling used vehicles online. As the fastest growing used automotive retailer in U.S. history, its proven, customer-first ecommerce model has positively impacted millions of people's lives through more convenient, accessible and transparent experiences. Carvana.com allows someone to purchase a vehicle from the comfort of their home, completing the entire process online, benefiting from a 7-day money back guarantee, home delivery, nationwide inventory selection and more. Customers also have the option to sell or trade-in their vehicle across all Carvana locations, including its patented Car Vending Machines, in more than 300 U.S. markets. Carvana brings a continued focus on people-first values, industry-leading customer care, technology and innovation, and is the No. 2 automotive brand in the U.S., only behind Ford, on the Forbes 2022 Most Customer-Centric Companies List. Carvana is one of the four fastest companies to make the Fortune 500 and for more information, please visit www.carvana.com and follow us @Carvana.
Carvana also encourages investors to visit its Investor Relations website as financial and other company information is posted.